Updated: October 15, 2014
Revisions Noted in Bold
Dynamically Positioned *

				Yr. (1)	Water	Drilling			Estimated	Estimated	Dayrate on	Dayrate on	Estimated Out of Service Days(4)				Estimated Out of Service Days (4)
	Footnote	Floater	Dynamically	Entered	Depth	Depth			Contract	Expiration	Current	Previous	2014				2015
	References	Type	Positioned	Service	(Feet)	(Feet)	Location	Customer	Start Date (2)	Date (2)	Contract (2) (Dollars)	Contract (2) Dollars	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Ultra-Deepwater Floaters: Transocean Partners LLC

Discoverer Inspiration	(6)	ship	*	2010	12,000	40,000	USGOM	Chevron	Feb-10	Mar-15	526,000	494,000	—	—	—	—	21	—	—	—
	(6), (8)						USGOM	Chevron	Mar-15	Mar-20	585,000	526,000
Discoverer Clear Leader	(6), (7), (8)	ship	*	2009	12,000	40,000	USGOM	Chevron	Sept-14	Aug-18	590,000	569,000	—	—	—	21	—	—	—	—
Development Driller III	(6)	semi	*	2009	7,500	37,500	USGOM	BP	Nov-09	Nov-16	431,000	N/A	—	—	—	—	—	—	—	—

Revenue efficiency	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Full Year 2013	Full Year 2012
Discoverer Inspiration	99%	98%	87%	97%	96%	92%	93%	98%
Discoverer Clear Leader	87%	98%	69%	95%	72%	72%	77%	97%
Development Driller III	99%	98%	100%	98%	100%	68%	92%	97%
Total fleet revenue efficiency	95%	98%	84%	97%	88%	78%	87%	97%

Updated October 15, 2014
Revisions Noted in Bold

Footnotes

(1)	Dates shown are the original service date and the date of the most recent upgrade, if any.

(2)
Estimated Contract Start and Estimated Expiration Dates are presented as follows: (1) for events estimated to occur between the 1st and 15th of a month, the previous month is reported (i.e. a contract which is estimated to commence on May 4, 2014 will be reported as commencing in April 2014) and (2) for events estimated to occur between the 16th and the end of a month, the actual month is reported (i.e. a contract which is estimated to commence on May 24, 2014 will be reported as commencing in May 2014). Expiration dates represent the company's current estimate of the earliest date the contract for each rig is likely to expire. Some rigs have two or more contracts in continuation, so the last line shows the estimated earliest availability. Many contracts permit the customer to extend the contract.

(3)
Represents the full operating dayrate, although the average dayrate over the term of the contract will be lower and could be substantially lower. Does not reflect incentive programs which are typically based on the rig's operating performance against a performance curve. Please refer to the “Customer Contract Duration, Timing and Dayrates and Risks Associated with Operations” section of the Disclaimers & Definitions for a description of dayrates. This column may not reflect the rate currently being received under the contract as a result of an applicable standby rate or other rate, which typically is less than the contract dayrate.

(4) The out of service time represents those days where a rig is scheduled to be out of service and not be available to earn an operating dayrate. Please refer to the “Out of Service Days (Shipyards, Mobilizations, Demobilizations, Contract Preparation)” section of the Disclaimers & Definitions for a full description.
(5) Until August 2012, the contract dayrate was $469,000, subject to cost escalation. The dayrate for the remainder of the contract is linked to the standard West Texas Intermediate crude oil price with a floor of $40 per barrel resulting in a contract dayrate of $400,000 and a ceiling of $70 per barrel resulting in a contract dayrate of $500,000, subject to cost escalation.
(6) Reflects the current contracted dayrate which could reflect prior cost escalations and could change in the future due to further cost escalations.
(7) The Discoverer Clear Leader incurred 16 days of indemnified downtime during the third quarter to perform unscheduled maintenance. During the fourth quarter of 2014, the rig is anticipated to incur an additional 21 days of indemnified planned out-of service time related to a scheduled special periodic survey (SPS). Transocean has indemnified Transocean Partners LLC for any lost revenue up to $100 million arising out of the failure to receive an operating dayrate from Chevron for this period of unscheduled maintenance and planned out-of-service time, from closing through the completion of the SPS.
(8) Current contract provides for a bonus incentive opportunity not reflected in the stated current contract dayrate.

DISCLAIMERS & DEFINITIONS

The information contained in this Fleet Status Report (the “Information”) is as of the date of the report only and is subject to change without notice to the recipient. Transocean Partners LLC assumes no duty to update any portion of the Information.

DISCLAIMER. NEITHER TRANSOCEAN PARTNERS LLC NOR ITS AFFILIATES MAKE ANY EXPRESS OR IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE) REGARDING THE INFORMATION CONTAINED IN THIS REPORT, WHICH INFORMATION IS PROVIDED “AS IS.” Neither Transocean Partners LLC nor its affiliates will be liable to any recipient or anyone else for any inaccuracy, error or omission, regardless of cause, in the information set forth in this report or for any damages (whether direct or indirect, consequential, punitive or exemplary) resulting therefrom.

No Unauthorized Publication or Use. All information provided by Transocean Partners LLC in this report is given for the exclusive use of the recipient and may not be published, redistributed or retransmitted without the prior written consent of Transocean Partners LLC .

Customer Contract Duration, Timing and Dayrates and Risks Associated with Operations. The duration and timing (including both starting and ending dates) of the customer contracts are estimates only, and customer contracts are subject to cancellation, suspension and delays for a variety of reasons, including some beyond the control of Transocean Partners LLC. Also, the dayrates set forth in the report are estimates based upon the full contractual operating dayrate. However, the actual average dayrate earned over the course of any given contract will be lower and could be substantially lower. The actual average dayrate will depend upon a number of factors (rig downtime, suspension of operations, etc.) including some beyond the control of Transocean Partners LLC. Our customer contracts and operations are generally subject to a number of risks and uncertainties, and we urge you to review the description and explanation of such risks and uncertainties in our filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website at www.sec.gov. The dayrates do not include revenue for mobilizations, demobilizations, upgrades, shipyards or recharges.

Out of Service Days (Shipyards, Mobilizations, Demobilizations, Contract Preparation). Changes in estimated out of service time are noted where changes in the time Transocean Partners LLC anticipates that a rig is scheduled to be out of service and not be available to earn an operating dayrate. The changes to estimated out of service time included in this Fleet Status may not be firm and could change significantly based on a variety of factors. Any significant changes to our estimates of out of service time will be reflected in subsequent monthly Fleet Status Reports, as applicable.

Contract Preparation refers to periods during which the rig is undergoing modifications or upgrades as a result of contract requirements. Shipyards refers to periods during which the rig is out of service as a result of other scheduled shipyards, surveys, repairs, regulatory inspections or other scheduled service or work on the rig.

In some instances such as certain mobilizations, demobilizations, upgrades and shipyards, we are paid compensation by our customers that is generally recognized over the life of the primary contract term of the drilling project, although such compensation is not typically significant in relation to the revenues generated by the dayrates we charge our customers. When mobilization or demobilization occurs during a contract period, we recognize revenues as earned. In instances where mobilization or demobilization time occurs before or between the start of a contract period, the stated estimated contract start date represents the expected commencement date for the primary contract term of the drilling project and the point at which we expect to begin recognizing revenues.
Forward-Looking Statement. The statements made in the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements made in the Fleet Status Report include, but are not limited to, statements involving the estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations and planned shipyard projects and other out of service time. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, competition and market conditions in the contract drilling industry, shipyard delays, actions and approvals of third parties, possible cancellation or suspension of drilling contracts as a result of mechanical difficulties or performance, Transocean Partners' ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations and the outcome of negotiations with unions representing workers, operating hazards, factors affecting the duration of contracts including well-in-progress provisions, the actual amount of downtime, factors resulting in reduced applicable dayrates, hurricanes and other weather conditions, terrorism, political and other uncertainties, the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors described above and discussed in Transocean Partners most recently filed Registration Statement on Form S-1 and in Transocean Partners other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward looking statements, except as required by law.